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                                                                     Exhibit 11

                                 CELERITEK, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)


                                                              Three months ended
                                                                    June 30,
                                                            ----------------------
Primary                                                       1997            1996
                                                            ------          ------
Net income .......................................          $  956          $  905
                                                            ======          ======

Common and common equivalent shares outstanding:
    Common Stock .................................           7,098           6,952
    Options ......................................             268             370
                                                            ======          ======
Common and common equivalent shares used in
  computing per share amounts ....................           7,366           7,322
                                                            ======          ======
Net income per share .............................          $ 0.13          $ 0.12
                                                            ======          ======



                                                              Three months ended
                                                                     June 30,
                                                            ----------------------
Fully Diluted                                                1997            1996
                                                            ------          ------
Net income .......................................          $  956          $  905
                                                            ======          ======

Common and common equivalent shares outstanding:
    Common Stock .................................           7,098           6,952
    Options ......................................             293             370
                                                            ------          ------
Common and common equivalent shares used in
  computing per share amounts ....................           7,391           7,322
                                                            ======          ======
Net income per share .............................          $ 0.13          $ 0.12
                                                            ======          ======